Exhibit 1.1

STREAM S&P Dynamic Roll Global Commodities Fund

600,000 Shares (15 Baskets)

Initial Purchaser Agreement

[            ], 2012

BNP Paribas Quantitative Strategies, LLC

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company (the “Managing Owner”), has sponsored the formation of STREAM S&P Dynamic Roll Global Commodities Fund (the “Fund”), a series of STREAM Exchange Traded Trust, a Delaware statutory trust (the “Trust”), for which Wilmington Trust Company, a Delaware trust company, acts as the sole trustee (the “Trustee”).

Upon the basis of the representations and warranties set forth in Section 1 hereof and subject to the applicable terms and conditions set forth herein, on the date hereof the Fund will issue and sell to BNP Paribas Securities Corp. (the “Initial Purchaser”), an aggregate of 600,000 common units of fractional undivided beneficial interest in and ownership of the Fund (the “Shares” and, such 600,000 common units, the “Initial Baskets”) in consideration of the Initial Purchaser’s payment of $15,000,000 (the “Purchase Price”). The Managing Owner and the Fund are advised by the Initial Purchaser that, upon satisfaction (or waiver by the Initial Purchaser) of the conditions set forth in Section 6 hereof, the Initial Purchaser intends to make a public offering of the Shares comprising the Initial Baskets as soon after the effective date of the Registration Statement, and on such terms, as in its judgment is advisable.

1. The Managing Owner, on its own behalf and in its capacity as managing owner of the Fund and the Trust, represents and warrants to, and agrees with, the Initial Purchaser that:

(a) A registration statement on Form S-1 (File No. 333-170314 and 333-170314-01), including the related prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), has been filed with the Securities and Exchange Commission (the “Commission”). At the time the conditions set forth in Section 6 have been waived or satisfied (such time, the “Closing Time”), the registration statement, in the form heretofore delivered to the Initial Purchaser, shall have been declared effective by the Commission and the Disclosure Document (as defined herein) shall have been cleared by the National Futures Association (the “NFA”); as of the Closing Time, except as set forth in this Section 1, no other document with respect to the registration statement (and the related prospectus) shall have been filed with the Commission; and no stop order suspending the effectiveness of the registration statement (and the related prospectus) shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the

Commission. Promptly after execution and delivery of this Initial Purchaser Agreement (this “Agreement”), the Managing Owner will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations (the “Rule 424(b) Prospectus”). The various parts of the registration statement, including all exhibits thereto and including the information contained in the Rule 424(b) Prospectus under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”;

(b) The Registration Statement also encompassing Parts One and Two of the disclosure document (the “Disclosure Document”), which complies with Part 4 (the “Part 4 Rules”) of the Commodity Exchange Act (the “CEA”), was initially filed through the NFA’s Electronic Disclosure Document Filing System and was thereafter approved by the NFA. The 424(b) Prospectus and the Disclosure Document are hereinafter collectively referred to as the “Prospectus”);

(c) The Prospectus, at the time of filing thereof and at the date hereof, conformed in all material respects to the requirements of the Act and the 1933 Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Managing Owner by the Initial Purchaser expressly for use therein;

(d) As of the Closing Time, no order preventing or suspending the effectiveness of the Registration Statement or the use of any Prospectus shall have been issued by the Commission; as of the Closing Time, the Registration Statement, the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus conform or will conform, in all material respects, to the Part 4 Rules, the requirements of the Act and the 1933 Act Regulations and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the Closing Time or the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Managing Owner by the Initial Purchaser expressly for use therein;

(e) The Managing Owner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus;

(f) The Managing Owner is registered as a commodity pool operator (“CPO”) under the CEA, with the Commodity Futures Trading Commission (“CFTC”) and as a member of the NFA;

(g) The Trust has been duly formed and the Fund is validly existing as a series of the Trust, a statutory trust under the laws of the State of Delaware, with statutory trust power and authority to (i) issue and deliver the Shares comprising the Initial Baskets as contemplated herein, and (ii) own its properties and conduct its business as described in the Registration Statement and the Prospectus;

(h) As of the date hereof, the Fund is validly existing as a series of the Trust;

(i) The Shares comprising the Initial Baskets shall be duly and validly authorized and, when issued and paid for as contemplated herein, will be duly and validly issued and fully paid and non-assessable, subject to the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the “Trust Agreement”). The Shares conform in all material respects to the description relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same;

(j) The issue and sale of the Shares comprising the Initial Baskets by the Fund and the compliance by the Managing Owner and the Fund with all of the material provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Managing Owner or the Fund is a party or by which the Managing Owner or the Fund is bound or to which any of the property or assets of the Managing Owner or the Fund is subject, except where such conflict, breach or violation, as the case may be, would not have a material adverse effect on the ability of the Managing Owner or the Fund to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the constitutive documents of the Managing Owner, the Fund or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Managing Owner, the Fund or any of their respective properties, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the ability of the Managing Owner or the Fund to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares comprising the Initial Baskets hereunder or the consummation by the Managing Owner or the Fund of the transactions contemplated by this Agreement, except the registration under the Act of the Shares comprising the Initial Baskets, filing of the Disclosure Document with respect to the Shares comprising the Initial Baskets under the CEA and such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Initial Purchaser of the Shares comprising the Initial Baskets;

(k) As of the Closing Time, neither the Managing Owner nor the Fund shall be in violation of its constitutive documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(l) Except as disclosed in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Managing Owner or the Fund is a party or of which any property of the Managing Owner or the Fund is the subject which, if determined adversely to the Managing Owner or the Fund would individually or in the aggregate have a material adverse effect on the current or future financial position of the Managing Owner or the Fund; and, to the best of the Managing Owner’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(m) As of the Closing Time, the statement of financial condition or its equivalent is as set forth in the section of the Registration Statement and the Prospectus entitled “Financial Statements;” the audited statements of financial condition or their equivalent included in the Prospectus, together with the related notes and schedules, present fairly the combined financial position of the Trust and the Fund and the financial position of the Managing Owner as of the dates indicated and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles consistently applied; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and none of the Trust, the Fund or the Managing Owner has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(n) The Fund is not subject to any tax filing or any payment obligation of any tax or other assessment of a similar nature, (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due;

(o) As of the Closing Time, complete and correct copies of the Trust Agreement of the Trust as in effect as of the Closing Time, and any and all amendments thereto, have been delivered to the Initial Purchaser; and

(p) Except as set forth in the Registration Statement and the Prospectus (including, without limitation, pursuant to any Participant Agreement (as defined therein)), (i) no person has the right, contractual or otherwise, to cause the Fund to issue or sell to it any Shares or other equity interest of the Fund, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Fund in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the filing of the Prospectus or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Managing Owner on behalf of the Fund to register under the Act any other equity interests of the Fund, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing of the Prospectus or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

2. On the date of this Agreement, the Initial Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the account designated by the Managing Owner on behalf of the Fund, and the Fund shall cause the Shares comprising the Initial Baskets to be delivered to the Initial Purchaser or its designee through the facilities of The Depository Trust Company (“DTC”) or through the National Securities Clearing Corporation’s Continuous Net Settlement System by no later than the Settlement Time for the account of the Initial Purchaser or its designee.

3. The Initial Purchaser proposes to offer the Shares comprising the Initial Baskets for sale upon the terms and conditions set forth in the Prospectus. The Initial Purchaser will not charge a commission of greater than 1% of the gross offering proceeds from the sale of the Shares comprising the Initial Baskets.

4. The documents to be delivered as of the Closing Time by or on behalf of the parties hereto pursuant to Section 6 hereof will be delivered at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or electronically, as applicable. The final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto no later than 2:00 p.m., Eastern Time, on the Business Day (as defined herein) prior to the Closing Time.

5. The Managing Owner agrees with the Initial Purchaser:

(a) To prepare and file the Prospectus pursuant to Rule 424(b) under the Act, in a manner and within the time period required by Rule 424(b) under the Act; to advise the Initial Purchaser, as promptly as reasonably practical after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Initial Purchaser, upon written request, with copies thereof; to advise the Initial Purchaser, as promptly as reasonably practical after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Shares comprising the Initial Baskets for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, as promptly as reasonably practical to use its reasonable best efforts to obtain the withdrawal of such order;

(b) To furnish to the Initial Purchaser, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, such number of written copies of the

Prospectus (as amended or supplemented) as the Initial Purchaser may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Initial Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c) If at any time when a prospectus is required to be delivered after the time of issue of the Prospectus in connection with the offering or sale of the Shares comprising the Initial Baskets, any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order that the Prospectus would not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, the Managing Owner shall file an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, with the Commission and the NFA and notify the Initial Purchaser of such amendment or supplement to the Prospectus and subject to approval by the Commission and the NFA, as applicable, to prepare and furnish without charge to the Initial Purchaser as many written and electronic copies as the Initial Purchaser may from time to time reasonably request of such amended Prospectus or supplement to the Prospectus and in case the Initial Purchaser is required to deliver a prospectus in connection with sales of any of such Shares, upon the Initial Purchaser’s written request but at its expense, to prepare and deliver to the Initial Purchaser as many written and electronic copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To timely file such reports pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), as are necessary to make generally available to the securityholders of the Fund as soon as practicable an earnings statement of the Fund for the purposes of, and to provide to the Initial Purchaser the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act;

(e) To distribute to the shareholders of the Fund an Annual Report (pursuant to CFTC Regulations) containing information for each of the three most recent fiscal years and the preceding fiscal year, within ninety (90) days after the end of the fiscal year or the permanent cessation of trading, whichever is earlier;

(f) To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the NYSE Arca, Inc. (the “Exchange”);

(g) Subject to Section 5(a) hereof, to file as promptly as reasonably practical all reports and any information statement required to be filed by the Fund with the Commission in order to comply with the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and

(h) To maintain an orderly procedure for the transfer and registration of the Shares comprising the Initial Baskets.

6. The public offering of the Shares comprising the Initial Baskets by the Initial Purchaser shall be subject, in the Initial Purchaser’s reasonable discretion, to the condition that all representations and warranties and other statements of the Managing Owner, on its own behalf and in its capacity as managing owner of the Fund, herein are, and at and as of the Closing Time will be, true and correct, the condition that the Managing Owner shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been cleared by the NFA; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Initial Purchaser’s reasonable satisfaction;

(b) Sidley Austin LLP, counsel for the Managing Owner, shall have furnished to the Initial Purchaser their written opinion, dated the Closing Time, substantially in the form of Annex I attached hereto;

(c) The Managing Owner shall have furnished to the Initial Purchaser a certificate, dated the Closing Time, in substantially the form of Annex II attached hereto;

(d) The Shares to be sold as of the Closing Time shall have been duly listed, subject to notice of issuance, on the Exchange;

(e) The Managing Owner shall have complied with the provisions of Section 5(a) hereof with respect to the furnishing of prospectuses to the Initial Purchaser.

7. (a) The Managing Owner will indemnify and hold harmless the Initial Purchaser against any losses, claims, damages or liabilities, to which the Initial Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Managing Owner shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Managing Owner by the Initial Purchaser expressly for use therein.

(b) The Initial Purchaser will indemnify and hold harmless the Managing Owner and each of its officers who signed the Registration Statement, against any losses, claims, damages or liabilities to which the Managing Owner may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein, in the light of the circumstances under which they were made, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Managing Owner by the Initial Purchaser expressly for use therein; and will reimburse the Managing Owner for any legal or other expenses reasonably incurred by the Managing Owner in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) The obligations of the Managing Owner under this Section 7 shall be in addition to any liability which the Managing Owner may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchaser under this Section 7 shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Managing Owner and to each person, if any, who controls the Managing Owner within the meaning of the Act.

8. The respective indemnities, agreements, representations, warranties and other statements of the Managing Owner and the Initial Purchaser, as set forth in this Agreement or made by them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchaser or any controlling person of the Initial Purchaser, or the Managing Owner, or any officer or director or controlling person of the Managing Owner, and shall survive delivery of and payment for the Shares comprising the Initial Baskets.

9. If the Shares comprising the Initial Baskets are not delivered by or on behalf of the Managing Owner as provided herein and such failure to deliver was not caused, either directly or indirectly, by the Initial Purchaser, the Managing Owner will reimburse the Initial Purchaser for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Initial Purchaser in making preparations for the purchase, sale and delivery of the Shares comprising the Initial Baskets, but the Managing Owner shall then be under no further liability to the Initial Purchaser except as provided in Section 7 hereof.

10. The Initial Purchaser may terminate this Agreement without liability to the Fund, by notice to the Fund, at any time at or prior to the delivery of the Shares comprising the Initial Baskets (i) if there has been, in the reasonable judgment of the Initial Purchaser, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Fund has been suspended or materially limited by the Commission or the Exchange, or (iv) if trading generally on the Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by order of the Commission, FINRA or any other governmental authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchaser shall be delivered or sent by mail, telex or facsimile transmission to the Initial Purchaser at [787 Seventh Avenue, New York, New York 10019], Attention: [                    ] and if to the Managing Owner shall be delivered or sent by mail to the address of the Managing Owner set forth in the Registration Statement, Attention: [            ]. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12. This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchaser, the Managing Owner, the Fund and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Managing Owner and each person who controls the Managing Owner or the Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares comprising the Initial Baskets from the Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

13. As used herein, the term “Business Day” means any day other than a day when each of the Exchange and banks in both New York City and London are required or permitted to be closed.

14. As used herein, the term “Settlement Time” means 2:45 p.m., Eastern Time, on the Business Day that follows immediately after the date of this Agreement.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17. The Managing Owner is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Initial Purchaser imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement between the Initial Purchaser and the Managing Owner.

[signature page follows]

Very truly yours,

STREAM S&P Dynamic Roll Global Commodities Fund, a series of STREAM Exchange Traded Trust

By:	BNP Paribas Quantitative Strategies, LLC, as Managing Owner

By:
Name:
Title:

By:
Name:
Title:

BNP Paribas Quantitative Strategies, LLC

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof:

BNP Paribas Securities Corp.

By:
Name:
Title:

By:
Name:
Title:

ANNEX I

Form of Opinion of Sidley Austin LLP

I-1

ANNEX II

Form of Certificate Deliverable to Initial Purchaser

II-1